                                                                   EXHIBIT 10.11
                                                                  EXECUTION COPY


                       SETTLEMENT AND RETENTION AGREEMENT


         THIS SETTLEMENT AND RETENTION AGREEMENT ("Agreement") is entered into this 7th day of August, 2002, by and between THE WILLIAMS COMPANIES, INC., a Delaware Corporation ("Company"), and William G. von Glahn ("Executive");

         WHEREAS, Executive has expressed an interest in retiring immediately due to health considerations;

         WHEREAS, the Company has determined that it is critical to retain the services of Executive as an employee until January 2, 2003 ("Separation Date") in order to have sufficient time to appoint Executive's successor and to permit the orderly transition of projects from Executive to such successor;

         WHEREAS, the Company has also determined that the continued availability of Executive after his retirement is also needed in order to provide such orderly transition;

         WHEREAS, Executive is willing to delay his retirement to the Separation Date and to provide consulting services after his retirement in accordance with the provisions of this Agreement and the Consulting Agreement, a copy of which is attached hereto as Exhibit "A";

         WHEREAS, Executive has requested, effective on his Separation Date, a distribution of his entire interest in the Williams Companies Supplemental Retirement Plan ("SERP") to be applied as an offset to his stock option loan in accordance with this Agreement and Executive understands that he will not receive any further consideration, benefits or payments under the SERP; and

         WHEREAS, Executive further understands that his voluntary retirement on the Separation Date pursuant to this Agreement, will prevent him from receiving his Company deferred stock awards that would otherwise vest on or after January 2, 2003, unless such awards should vest, in accordance with their respective terms, during his employment for reasons such as the Executive's death; and

         NOW, THEREFORE, in consideration of their mutual promises made herein and for other good and valuable consideration, and intending to be legally bound, the Company and Executive hereby agree as follows:

                  1. Executive Services. Executive agrees to continue to perform his services as General Counsel until January 2, 2003 or such earlier time as may be determined by the Company in its sole and absolute discretion. It is expressly recognized by the parties hereto that Executive will continue to be employed by the Company as an "at will" employee and that the Company may terminate his services at any time with or without any reason. During his employment, Executive shall receive his current salary and except as otherwise provided in this Agreement, he shall be entitled to continue to participate in those employee benefit programs currently made available to him, unless such employee benefit programs are amended or terminated in accordance with their respective terms. The termination of Executive's employment prior to January 2, 2003 shall not in any way relieve Executive of any of his obligations hereunder including, but not limited to, his duty to provide consulting services and to provide a written release to the Company in accordance with the terms hereof.

                  2. Company Payments. On, or within ten (10) days of the date on which the Release Agreement set forth in Exhibit "B" becomes effective in accordance with its terms, the Company shall, in consideration of Executive's covenants and obligations hereunder:

                           (i) Grant Executive's request to receive and apply his entire benefit with respect to the SERP, having a total value of Two Million, One Hundred Ninety-three Thousand, One Hundred and Thirty-two Dollars ($2,193,132.00), less all amounts required to be withheld under applicable federal and state tax laws, as an offset to his stock option loan;

                           (ii) Pay Executive the sum of Three Hundred Thousand Dollars ($300,000.00), less all amounts required to be withheld under applicable federal and state tax laws, as a retention payment, provided the Company shall be entitled to apply the net amount due (after applicable tax withholdings) as a loan offset;

                           (iii) Pay Executive, in connection with his retirement on the Separation Date pursuant to this Agreement, the sum of Five Hundred and Seventy-one Thousand Dollars ($571,000.00), less all amounts required to be withheld under applicable federal and state tax laws, as a severance payment in lieu of any and all severance payments, that may be owed to the Executive, provided the Company shall be entitled to apply the net amount due (after applicable tax withholdings) as a loan offset; and

                           (iv) Pay Executive the sum of Two Hundred Fifty Thousand Dollars ($250,000.00), less all amounts required to be withheld under applicable federal and state tax laws, for agreeing to not compete, executing the Consulting Agreement set forth on Exhibit "A", and agreeing not to solicit employees, provided the Company shall be entitled to apply the net amount due (after applicable tax withholdings) as a loan offset.

                  Unless Executive has repaid his stock option loan, the Company shall not be required to deliver any funds to Executive in order to satisfy its obligations under this Paragraph 2. The Company's obligation with respect to such payments shall be limited to: (i) withholding and remitting to the appropriate governmental agency the minimum withholding amounts required under applicable federal and state laws and regulations and (ii) applying the remaining amount of such payments as an offset to repay the Executive's stock option loan until such loan is discharged in full with the balance of the payments, if any, being remitted to Executive. If the payments hereunder are not sufficient to repay such loan, Executive shall repay the remaining indebtedness of such loan within thirty (30) days after Executive's termination of employment, and, upon such payment, Company shall release the existing collateral for the loan.

                  3. SERP. The Executive hereby acknowledges and agrees that his SERP benefit is being paid to him at his request and that he will not be entitled to any further payments under the SERP. Executive hereby releases and forever discharges the SERP, the Company, its subsidiaries and affiliates (the "Williams Group") from any and all liabilities in connection with the SERP, including, but not limited to, any liability to provide any further payments to Executive. In addition, Executive hereby voluntarily waives any right which he may otherwise have to participate in the SERP and acknowledges and agrees that his release and waiver under this Paragraph 3 is part of the consideration for the agreement of the Company to permit his SERP benefit to be used as an offset to his loan obligation.

                  4. Severance. Due to the retention and severance payment being made hereunder, Executive also hereby voluntarily waives any right which he may have to receive severance payments (other than the payments provided hereunder) of any nature whatsoever from the Company, including but not limited to, the severance payments that are provided under any severance plans, practices, programs or agreements maintained by or contributed to by the Williams Group, including, but not limited to, any change-in-control severance plan or agreement.

                  5. Forfeiture of Deferred Stock Awards. Since the Executive's employment will cease on the Separation Date due to his voluntary retirement on January 2,

         2003, Executive further acknowledges and agrees that all of his existing deferred stock awards that are scheduled to vest on or after January 2, 2003 will be forfeited unless such awards vest before that date pursuant to their existing terms.

                  6. Consulting. Executive and Company agree that Executive, upon the termination of his employment, will provide consulting services to the Company in accordance with the terms of the Consulting Agreement attached hereto as Exhibit "A".

                  7. Execution of Release. Executive agrees to execute no earlier than January 3, 2003, the Release Agreement attached hereto as Exhibit "B", provided that the Release shall in no way impair Executive's rights to indemnity from the Williams Group, including, but not limited to, his rights to indemnification under any certificate of incorporation, any by-laws, any corporate resolutions, any employee benefit plans, any insurance policies or any other instrument or agreement to which a member of the Williams Group is bound. Executive further understands that the execution of such Release is a material part of the consideration for the Company payments under Paragraph 2 hereof.

                  8. EICP Bonus. Executive may receive a bonus under the Executive Incentive Compensation Program for the 2002 calendar year. Such bonus, if any, will be determined by the Compensation Committee and will be based on a target opportunity of sixty-five percent (65%) of base pay, actual Company financial performance and, as determined by the Compensation Committee, stock performance and personal performance. The bonus, if any, will be paid, less all amounts required to be withheld under applicable federal and state tax laws, in a lump sum at the same time payment is made to other participants, provided the Company shall be entitled to apply the net amount due (after applicable tax withholdings) as a loan offset.

                  9. Insurance and Indemnification. To the extent permitted by law and as provided in its Certificate of Incorporation and By-Laws, the Company shall use its best efforts to maintain directors and officers insurance providing coverage to Executive for, and shall indemnify and hold harmless Executive from, all claims made against him to the extent they relate to, or arise out of, his employment at the Company as a director, officer or employee.

                  10. Benefits. Except as otherwise provided in Paragraphs 3, 4 and 5 hereof, nothing contained herein shall be construed to abrogate Executive's rights under any employee benefit or incentive compensation plan. Executive's rights under any such employee benefit or incentive compensation plan shall be governed by the terms of such plan.

                  11. Confidentiality. Executive covenants and agrees that, during and for six (6) years after termination of Executive's employment with Company, Executive shall not, unless required by applicable law, divulge, furnish, disclose or make accessible to any person, entity or governmental authority any knowledge or information, techniques, processes, trade secrets, customer information or lists, plans, devices or material with respect to any secret, confidential or sensitive research or development work, promotions, ideas, opportunities, business plans, designs, products or production methods of the Williams Group or with respect to any other secret, confidential or sensitive aspect of the business of the Williams Group, except as may be necessary in the furtherance and conduct of the business of the Williams Group. It is acknowledged that the Williams Group would be irreparably harmed if Executive should breach the provisions of this Paragraph 11. Accordingly, the Company is granted the right of specific performance to enforce the provisions of this Paragraph 11. The Executive also acknowledges that this Paragraph 11 is a material term of this Agreement and that its breach could result in damage to the Williams Group that may be difficult to ascertain and that upon any such breach or in reasonable anticipation of any such breach, the Company will be entitled to an order of any court of competent jurisdiction to enjoin such breach.

                  12. Exclusive Service. Executive shall devote his full business time and attention and his best efforts to the performance of his duties hereunder.

                  13. Derogatory Remarks. The Executive will not make public derogatory comments regarding the Williams Group at any time before or after his termination of employment.

                  14. Files and Records. Promptly upon termination of his employment, the Executive will return to the Company all property and all files and other documentation belonging to or relating or in any way pertaining to the Williams Group or the business or operations of the Williams Group, except as may be required by the Executive in the bona fide enforcement of this Agreement.

                  15. Cooperation in Litigation. To the extent reasonably necessary and upon reasonable notice, following his termination of employment, the Executive will cooperate with the Williams Group in connection with the prosecution or defense of any claim asserted by or against any of them (excluding a claim in connection with the enforcement of this Agreement) with respect to which the Executive may have any knowledge.

                  16. General Provisions.

                           (a) Binding Agreement: This Agreement will be binding
                  upon, and inure to the benefit of, Executive and the Company and their respective permitted successors and permitted assigns.

                           (b) Amendment of Agreement: This Agreement may not be
                  modified or amended except by an instrument in writing signed by both Executive and a duly authorized representative of Company.

                           (c) Waiver: No term or condition of this Agreement
                  will be deemed to have been waived, nor will there by any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver will be deemed a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                           (d) Headings: The heading of paragraphs or
                  subparagraphs herein are included solely for convenience or reference and will not control the meaning or interpretation of any of the provisions of this Agreement.

                           (e) Notices: Any and all notices required to be sent
                  pursuant to the terms of this Agreement will be sent by registered or certified mail or be personally delivered to the parties hereto at the following addresses or such other addresses as they may designate:

                           Executive:
                           William G. von Glahn
                           2767 S. Utica
                           Tulsa, OK 74114

                           Company:

                           The Williams Companies, Inc.
                           Attn: Senior Vice President, Human Resources One William Center
                           P. O. Box 2400
                           Tulsa, Oklahoma 74102

                           (f) Governing Law: All the terms and provisions of
                  this Agreement and their validity, interpretation, performance and enforcement will be governed by the laws of the State of Oklahoma.

                           (g) Agreement Binding: Except as otherwise expressly
                  provided herein, the obligations of Executive under this Agreement will continue after the termination of Executive's employment with the Company for any reason, and will be binding on Executive's heirs, executors, legal representatives and permitted assigns and will inure to the benefit of the Company and any successors and assigns of the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above.

                                          THE WILLIAMS COMPANIES, INC.

                                          By: /s/ Michael P. Johnson
                                             ----------------------------------
                                          Title: Senior Vice President
                                                 ------------------------------

Witness:
/s/ Marcia M. MacLeod
------------------------------------

                                          /s/ William G. von Glahn
                                          -------------------------------------
                                          William G. von Glahn

                                   EXHIBIT "A"

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT is entered into this 7th day of August, 2002, by and between THE WILLIAMS COMPANIES, INC. a Delaware Corporation, ("Williams") and William G. von Glahn ("Consultant").

         WHEREAS, Williams wishes to avail itself of Consultant's knowledge, expertise and experience by hiring Consultant as a consultant;

         WHEREAS, Consultant is willing to serve as a consultant to Williams upon the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of their mutual promises and for other good and valuable consideration, Williams and Consultant hereby agree as follows:

         1. Consulting Services.

                  (a) During the period beginning on the date on which Consultant ceases to be employed by Williams and continuing until December 31, 2005 (the "Consulting Period"), Consultant shall provide to Williams, its subsidiaries and affiliates (the "Williams Group"), consulting services commensurate with his status and experience with respect to such matters as shall be reasonably requested from time to time by the General Counsel of Williams (the "Williams Representative"), provided that Consultant shall not be required to provide such services during any period when he is unable to perform due to his health. Consultant shall provide consulting services to the Williams Group only as needed and when reasonably requested by the Williams Representative, provided that, without his prior consent, Consultant shall not be required to devote more than one hundred twenty (120) hours in any calendar month to the performance of any consulting services hereunder. The Consultant shall determine the time and location at which he shall perform such services, subject to the right of the Williams Representative to reasonably request by advance written notice that such services be performed at a specific time and at a specific location. The Consultant shall honor any such request unless he is unable to perform due to his health, or he has a conflicting business commitment that would preclude him from performing such services at the time and/or place requested by the Williams Representative, and in such circumstances, shall make reasonable efforts to arrange a mutually satisfactory alternative. Williams shall use its reasonable best efforts not to require the performance of consulting services in any manner that unreasonably interferes with any other business activity of Consultant.

                  (b) Consultant shall not, solely by virtue of the consulting services provided hereunder, be considered to be an officer or employee of any member of the Williams Group during the Consulting Period, and shall not have the power or authority to contract in the name of or bind any member of the Williams Group. Consultant shall at all times be treated as an independent contractor and shall be responsible for the payment of all taxes with respect to all amounts paid to him hereunder. Consultant shall not, by reason of the services performed hereunder, be entitled to participate in any employee benefits plan, program or arrangement made available to any employee of the Williams Group.

                  (c) This Agreement is personal to the Consultant and all of the services required of the Consultant hereunder shall be performed personally by him.

         2. Consulting Fees. In respect of the services to be performed hereunder, Williams shall pay Consultant Three Hundred Fifty Dollars ($350.00) for each hour of consulting service, within ten (10) business days following submission by Consultant of an itemized report indicating the hours of service performed and fully describing the services rendered. Williams shall also reimburse Consultant for such reasonable travel, lodging and other appropriate expenses incurred by Consultant in the course or on account of rendering consulting services hereunder, subject to the submission by the Consultant of evidence of such expenses in a form reasonably satisfactory to Williams.

         3. Confidential Information. The Consultant shall not, at any time during the Consulting Period, make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of the Williams Group or (ii) other technical, business, proprietary or financial information of the Williams Group not available to the public generally or to the competitors of the Williams Group ("Confidential Information"), except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission of the Consultant, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that the Consultant gives prompt notice of such requirement to Williams to enable Williams to seek an appropriate protective order, or (c) is necessary to perform properly the Consultant's duties under this Agreement.

Promptly following the termination of the Consulting Period, the Consultant shall surrender to Williams all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data which constitute Confidential Information which he may then possess or have under his control (together with all copies thereof).

         4. Noncompetition; Nonsolicitation.

                  (a) The Consultant acknowledges that during the Consulting Period he will become familiar with trade secrets and other confidential information concerning the Williams Group and that his services will be of special, unique and extraordinary value to the Williams Group.

                  (b) The Consultant agrees that during the Consulting Period he shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm corporation or enterprise in engaging or being engaged, in any business, in which the Consultant was involved or had knowledge, being conducted by, or contemplated by, the Williams Group during the Consulting Period, in any geographic area in which the Williams Group is then conducting such business.

                  (c) The Consultant further agrees that during the Consulting Period he shall not in any manner, directly or indirectly, induce or attempt to induce any employee of Williams Group to terminate or abandon him or his employment for any purpose whatsoever.

                  (d) Nothing in this Paragraph 4 shall prohibit the Consultant from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) a passive owner of not more than two percent (2%) of the outstanding stock of any class of a corporation, any securities of which are publicly traded, so long as the Consultant has no active participation in the business of such corporation.

                  (e) If, at any time of enforcement of this Paragraph 4, a court or an arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. This Agreement shall not authorize a court or arbitrator to increase or broaden any of the restrictions in this Paragraph.

         5. Hold Harmless. Consultant shall hold harmless Williams, its subsidiaries and affiliates, and its and their respective shareholders, officers, directors, employees and attorneys against any damage, injury, death, claim, loss, charge or expense (including, without limitation, attorneys' fees and court costs and the costs of investigation) of any party, including Consultant, arising out of or relating to, or claimed to arise out of or relate to, Consultant's performance of this Agreement.

         6. Termination of the Consulting Services. Williams may terminate this Agreement solely for Cause, which shall be limited to either (i) the conviction of the Consultant of a felony which has a substantial effect on the business or reputation of the business or reputation of the Williams Group or (ii) the continual and repeated failure of the Consultant to perform the services required of him hereunder, after written notice of the alleged failures and an opportunity to cure has been given. The Consultant may only terminate this Agreement due to a material breach hereof by Williams.

         7. Termination of Benefits. Nothing in this Agreement shall be construed to limit, reduce, offset or otherwise impair Consultant's rights to any benefits or compensation vested or accrued under the terms of the employee benefit plans, programs or arrangements maintained by Williams, other than those benefits which were released or waived by Consultant pursuant to the Settlement and Retention Agreement dated August 7, 2002.

         8. Enforcement. The parties hereto agree that the Williams Group would be damaged irreparably in the event that any provision of Paragraph 3 or 4 of this Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, Williams and its successors and permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). The Consultant agrees that he will submit himself to the personal jurisdiction of the courts of the State of Oklahoma in any action by Williams to enforce an arbitration award against him or to obtain interim injunctive or other relief pending an arbitration decision.

         9. Disputes. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect in the State of Oklahoma, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be held in Tulsa, Oklahoma, each party to bear its own costs. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Williams and the Consultant acknowledge that this Agreement evidences a transaction involving interstate commerce.

         10. Williams Policies. The Consultant will comply with and abide by Williams' policies on alcohol and drug abuse and no smoking, each of which is attached hereto as an exhibit hereto and incorporated herein by reference.

         11. Miscellaneous. This Agreement may only be amended by a written instrument signed by Williams and Consultant. Except as otherwise expressly provided hereunder, this Agreement shall constitute the entire agreement between Williams and Consultant with respect to the subject matter hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         12. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (i) delivered personally or by overnight courier to the following address of the other party hereto (or such other address for such party as shall be specified by notice given pursuant to this Paragraph) or (ii) sent by facsimile to the following facsimile number of the other party hereto (or such other facsimile number for such party as shall be specified by notice given pursuant to this address of such party pursuant to this Paragraph:

                  If to Williams, to:
                  The Williams Companies, Inc.
                  Attn:  Senior Vice President, Human Resources
                  One William Center
                  P. O. Box 2400
                  Tulsa, Oklahoma 74102

                  If to the Consultant, to:
                  William G. von Glahn
                  2767 S. Utica
                  Tulsa, Oklahoma 74114

         13. Successor and Assigns. This Agreement shall be enforceable by the Consultant and his heirs, executors, administrators and legal representatives, and by Williams and its successors and assigns.

         14. Survival. Paragraphs 3, 4 and 9 of this Agreement shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Consulting Period.

         15. Governing Law. This Agreement shall be governed by the laws of the State of Oklahoma, without reference to the principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above.

                                         THE WILLIAMS COMPANIES, INC.

                                         By:  /s/ Michael P. Johnson
                                            ---------------------------------
                                         Title: Senior Vice President
                                               ------------------------------

Witness: /s/ Marcia M. MacLeod
------------------------------
                                          /s/ William G. von Glahn
                                         ------------------------------------
                                         William G. von Glahn

                                   EXHIBIT "B"

                                     RELEASE

         THIS RELEASE (this "Agreement") is entered into this ____ day of January, 2003, by and between The Williams Companies, Inc. ("Williams") and William G. von Glahn ("Mr. von Glahn") and is effective seven days after the execution hereof by Mr. von Glahn (hereinafter the "Effective Date").

         WHEREAS, the parties entered into a Settlement and Retention Agreement dated August 7, 2002 ("Settlement and Retention Agreement"); and

         WHEREAS, such Settlement and Retention Agreement provided for the execution of this Agreement on or after January 3, 2003.

         NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, the parties hereby agree as follows:

                      COVENANTS AND OBLIGATIONS OF WILLIAMS

         1. Williams Payments and Obligations. Williams shall pay to Mr. von Glahn the payments required under Paragraph 2 of the Settlement and Retention Agreement and apply such payments in accordance with such agreement. The Company will also perform its obligations under the Settlement and Retention Agreement.

                   COVENANTS AND OBLIGATIONS OF MR. VON GLAHN

         1. Release. Except for the obligations specifically set forth in this Agreement and the Settlement and Retention Agreement, including Paragraphs 7 and 9 thereof, Mr. von Glahn for himself, his attorneys, and his heirs, executors, administrators, successors and assigns, does hereby fully, finally and forever release and discharge Williams and its subsidiaries, affiliates, predecessors, successors and assigns and their respective officers, directors, employees, representatives, agents and fiduciaries, de facto or de jure ("Released Parties") of and from any and all charges, claims, actions (in law or in equity), suits, demands, losses, expenses, damages, debts, liabilities, obligations, disputes, proceedings, or any other manner of liability (known or unknown) including without limitation those arising from, in whole or in part, the employment relationship between Williams and Mr. von Glahn or the termination thereof which exist, or have heretofore accrued, fixed or contingent, known or unknown, including without limitation any claims arising under 42 U.S.C. Section 1981, 42 U.S.C. Section 1983, 42 U.S.C. Section 1985, 42 U.S.C. Section 1986, the Equal Pay Act, 29 U.S.C. Section 206(d), the National Labor Relations Act, as amended, 29 U.S.C. Section 160, et seq., the Americans With Disabilities Act, 42 U.S.C. Section 12101, et seq., the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), 29 U.S.C. Section 1001, et seq., the Age Discrimination in Employment Act, 29 U.S.C.Section 621, et seq., Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991, 42 U.S.C. Section 2000e, et seq., the Family and Medical Leave Act, 29 U.S.C.Section 2601 et seq., and claims of wrongful discharge, defamation, infliction of emotional distress, termination in violation of public policy, retaliatory discharge, including those based on workers' compensation retaliation under state statutes, discrimination on the basis of handicap, or claims related to employee benefits or arising under any federal or state statute or common law.

         2. Mr. von Glahn's Covenants. By signing this Agreement, Mr. von Glahn covenants, agrees, represents and warrants that:

                  (a) He has not filed and will not in the future file any lawsuits, complaints, petitions or accusatory pleadings against any of the Released Parties in any court based upon, arising out of or in any way related to any event or events occurring prior to the signing of this Agreement, including, without limitation, his employment with any of the Released Parties or the termination thereof;

                  (b) This Agreement specifically includes, without limitation, all claims asserted by or on behalf of Mr. von Glahn against any of the Released Parties, together with all claims which might have been asserted by or on behalf of Mr. von Glahn in any suit, claim (known or unknown), charge or grievance against any of the Released Parties for or on account of any matter or things whatsoever up to and including the effective date of this Agreement; and

                  (c) Mr. von Glahn waives all rights to recovery for any damages or compensation awarded as a result of any suit or proceeding by any third party or governmental agency on Mr. von Glahn's behalf related to claims released in Section 1 herein.

         3. No Admission of Liability. Notwithstanding the provisions of this Agreement and the payments to be made by Williams to Mr. von Glahn hereunder, Williams does not admit any manner of liability to Mr. von Glahn but has entered into this Agreement as a means of settling any and all disputes between Williams and Mr. von Glahn.

         4. Independent Advice. Mr. von Glahn has been encouraged to seek independent legal and tax advice concerning the provisions of this Agreement in general and, after such advice and consultation, Mr. von Glahn has freely and knowingly entered into this Agreement. Mr. von Glahn acknowledges, understands and affirms that:

                  (a) This Agreement is a binding legal document;

                  (b) Mr. von Glahn voluntarily signs and enters into this Agreement without reservation after having given the matter full and careful consideration;

                  (c) Mr. von Glahn acknowledges that he has been provided with the opportunity of at least twenty-one (21) days in which to consider this Agreement and that he has been advised to consult with an attorney before signing this Agreement. If Mr. von Glahn elects to take less than twenty-one (21) days to consider this Agreement, he does so knowingly, willingly and on advice of counsel, with full understanding that he is waiving a statutory right to take the full twenty-one (21) days. Mr. von Glahn warrants that after careful review and study of this Agreement, he understands that the terms set forth herein are those actually agreed upon. Further, Mr. von Glahn acknowledges and understands that he has seven (7) days from his execution of this Agreement to revoke or rescind it, in writing, and that after the expiration of such seven (7) day period this Agreement is effective and enforceable and may not be revoked.

         5. No Release of Vested Benefit. Mr. von Glahn does not, by this Agreement, release or discharge any right to any vested, deferred benefit in any qualified employee benefit plan which provides for retirement, pension, savings, thrift and/or employee stock ownership, as such terms are used under ERISA, maintained by any of the Released Parties which employed Mr. von Glahn. Provided, Mr. von Glahn agrees that he is not entitled to any other severance payment except as set forth in the Settlement and Retention Agreement.

                               GENERAL PROVISIONS

         1. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, personal representatives, officers, directors, agents, attorneys, parents, subsidiaries and affiliates.

         2. Waiver or Amendment. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed both by Mr. von Glahn and a duly authorized representative of Williams.

         3. Entirety. This Agreement and the Settlement and Retention Agreement constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement and the Settlement and Retention Agreement supersede any and all other negotiations, understandings or agreements, whether oral or in writing between the parties with respect to the subject matter hereof including, without limitation, any and all compensation or benefits payable to Mr. von Glahn.

         4. Miscellaneous. This Agreement and the rights and obligations hereunder shall be construed in all respects in accordance with the internal laws of the State of Oklahoma without reference to the conflict of laws provisions thereof. Should any provision of this Agreement be found or declared or determined by a court of competent jurisdiction to be invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and any such invalid part, term or provision shall be deemed not to be a part of this Agreement. Any litigation concerning this Agreement or the facts or matters described herein shall be brought only in a court of competent jurisdiction in Tulsa County, Tulsa, Oklahoma.

         5. Authorization. Each person signing this Agreement as a party or on behalf of a party represents that he is duly authorized to sign this Agreement and such party's behalf and is executing this Agreement voluntarily, knowingly and without any duress or coercion.

         MR. VON GLAHN FURTHER STATES THAT HE HAS CAREFULLY READ THIS DOCUMENT AND KNOWS AND UNDERSTANDS THE CONTENTS HEREOF AND THAT HE SIGNS THIS AGREEMENT AS HIS OWN FREE ACT AND DEED. THE PROVISIONS OF THIS AGREEMENT SHALL BE EFFECTIVE THE DATE ON WHICH MR. VON GLAHN SIGNS THIS AGREEMENT.

WITNESS:                                    THE WILLIAMS COMPANIES, INC.

                                         By:
------------------------                    -----------------------------------

                                         Title:
                                               --------------------------------

                                         Date signed:
                                                     --------------------------


                                         --------------------------------------
                                         WILLIAM G. VON GLAHN

                                         Date signed:
                                                     --------------------------

                                 ACKNOWLEDGMENT

         I HEREBY ACKNOWLEDGE that _________________________, in accordance with the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990, informed me in writing that:

                  (1) I should consult with an attorney before signing the Release Agreement ("Release");

                  (2) I may review the Release for a period of up to twenty-one
         (21) days following the Separation Date. If I choose to take less than twenty-one (21) days to review the Release, I do so knowingly, willingly and on advice of counsel;

                  (3) For a period of seven days following the signing of the Release, I may revoke the Release, and that the Release will not become effective or enforceable until the seven day revocation period has elapsed which is the "Effective Date" set forth in the Release; and

                  (4) The sums described in Paragraph 2 of the Settlement and Retention Agreement will not be paid to me until the seven day revocation period has elapsed.

         I HEREBY FURTHER ACKNOWLEDGE receipt of this Release Agreement on the 7th day of August, 2002.

WITNESS:

-----------------------------

                                             -------------------------------
                                             William G. von Glahn